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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT: Cheryl K. Ramagano                                    February 14, 2003
         Vice President and Treasurer
         610-768-3402

                      UNIVERSAL HEALTH REALTY INCOME TRUST
                            RELEASES LETTERS TO KPMG

     KING OF PRUSSIA, PA - Universal Health Realty Income Trust (NYSE: UHT) released today copies of the written communications from Kirk Gorman to KPMG referred to in the Company's press release of February 13, 2003, which are attached to this release. Mr. Gorman's letter, dated December 12, 2002, was the culmination of a variety of conversations between Mr. Gorman and KPMG relating to the subject matters covered in that letter. It was that letter which led KPMG to their conclusion as stated in the earlier release.

     Universal Health Realty Income Trust, a real estate investment trust, invests in healthcare and human service related facilities including acute care hospitals, behavioral healthcare facilities, rehabilitation hospitals, sub-acute care facilities, surgery centers, childcare centers and medical office buildings. The Trust has forty-two investments in fifteen states.


                                     (more)

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                                December 12, 2002


KPMG LLP
1601 Market Street
Philadelphia, PA  19103

Gentlemen:

     I have signed the letter you drafted dated November 13, 2002 for my signature in my capacity as President and Chief Financial Officer of Universal Health Realty Income Trust. You have informed me that my failure to sign this letter would, in your view, represent an audit exception that might need to be reported to the Securities and Exchange Commission, the New York Stock Exchange or other regulatory bodies.

     I write this letter to clarify and re-iterate other communications we have had. I am neither a Certified Public Accountant nor a securities lawyer. I do not make entries into our general ledger system. I do not personally consolidate the general ledger entries to produce financial statements for either an individual entity or for Universal Health Realty Income Trust's consolidated statements. I do not have first hand personal knowledge of many of the points you list in your letter.

     I do review and analyze the financial statements and disclosures in our 10-Q and 10-K filings, but I can not personally verify that all of our accounting is in accordance with GAAP. As examples, I am uncertain of the accounting treatment for "Other Comprehensive Income" and hedge accounting as dictated by SFAS 133 and SFAS 138. I have not investigated how SFAS 143 and SFAS 146 may affect the financial statements of Universal Health Realty Income Trust.

     I rely upon KPMG to ensure that our financial statements filed on Forms 10-Q and 10-K are in compliance with GAAP and security regulations regarding disclosure. In accordance with Federal law, I now sign certificates which accompany each 10-Q and 10-K. As part of my own due diligence to ensure that requirements of the certificates are being met, I have asked KPMG to provide me a representation letter or certificate regarding KPMG's ongoing review of our financial statements and disclosures. KPMG has refused to provide me any such representation letter or certificate. I nevertheless continue to rely upon KPMG to alert me to each and every instance of concern KPMG may have regarding KPMG's access to information, integrity and consisting of the information provided to KPMG, and Universal Health Realty Income Trust's compliance with GAAP and all securities regulations. I have not been alerted to any such concerns for the three and nine month periods ended September 30, 2002.

                                        Sincerely,



                                        Kirk E. Gorman
                                        President and Chief Financial Officer

KEG/kf

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                                February 14, 2003

KPMG LLP
1601 Market Street
Philadelphia, PA 19103

Gentlemen:

Upon re-reading a letter I provided to you dated December 12, 2002, it occurs to me that my wording could be misinterpreted by someone not party to the frequent dialogue I have with representatives of KPMG. I hope this letter will eliminate any potential misunderstanding of my December 12, 2002 letter to you.

My letter of December 12 was not an attempt by me to retreat from or qualify in any way whatsoever the representations I made in a November 13, 2002 letter to KPMG that I signed. To the best of my knowledge each and every one of those representations was accurate on the date they were made. I at no time have ever communicated to anyone, including KPMG, that I have ever made representations concerning UHT financial statements or disclosures, or indeed any other topic, that I believed to be untrue or false in any way at the time they were made. I recognize and confirm that the financial statements of UHT are the responsibility of management and I did not intend to try to shift that responsibility to KPMG.

To the extent that I do not have personal expertise in certain areas of accounting, I have confidence in the diligence and technical expertise of the accounting, treasury, and tax personnel at UHT who prepare the company's financial statements and footnotes thereto. I believe UHT has in place the procedures, processes and people that are adequate to ensure that UHT's financial statements are prepared in accordance with GAAP and that UHT's disclosures through filings with the SEC meet or exceed guidelines and regulations regarding disclosure of material information.

Please contact me if this letter does not fully remove any question KPMG may have concerning my letter of December 12, 2002.

                                        Sincerely,



                                        Kirk E. Gorman